Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

March 06, 2007

RECITALS:-

INNOCOM TECHNOLOGY HOLDINGS LIMITED or its designated company (hereafter referred as “INNOCOM”) intends to acquire entire interest of Superior Precision Engineering Co. Limited (hereafter referred as the “Company”).

It is hereby confirmed and agreed in principle by the parties of this agreement that:-

1.

INNOCOM intends to acquire entire interest of the COMPANY in accordance to the terms and conditions set forth in the Sale and Purchase Agreement.

2.

All existing shareholders of the COMPANY intend to sell their shareholdings to INNOCOM in accordance to the terms and conditions set forth in the Sale and Purchase Agreement.

3.

The parties anticipate entering a definitive agreement regarding the transaction. Completion of the acquisition is conditional upon INNOCOM making the arrangement to release the personal guarantee (if any) given to financial institutions by the existing directors of the COMPANY and the completion of diligent inspections and assessments by INNOCOM.

4.

This Memorandum of Understanding is valid for a period of three months.

SIGN by:

For and on behalf of

INNOCOM TEHCNOLOGY HOLDINGS LIMITED

_______________________________________

Director

For and on behalf of

FORTUNE FAITH LIMITED

_______________________________________

Director

For and on behalf of

MAXMORE LIMITED

_______________________________________

Director

_______________________________________

HUI YAN SUI WILLIAM

_______________________________________

TAY SIEW LENG

_______________________________________

ASABA MASAYA